Exhibit 10.18

EXECUTIVE EMPLOYMENT AGREEMENT

 THIS EXECUTIVE EMPLOYMENT AGREEMENT (“Agreement”) is entered into effective this 1st day of April, 2017 (the “Effective Date”), by and between INTREORG SYSTEMS, INC., a Texas corporation (the “Company”), and David M. Beach, an individual (“Executive”).

 FOR AND IN CONSIDERATION of the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. Employment and Duties.

(a) Employment. The Company hereby employs Executive, and Executive hereby accepts such employment, on the terms and conditions set forth in this Agreement. Executive’s employment shall commence on the Effective Date or as soon thereafter as is mutually acceptable and continue for a period of three years. Executive will serve as the Company’s President and Chief Executive Officer, with responsibility for executing all duties and tasks deemed necessary and prudent by the Company’s board of directors (the “Board”). Executive will report to the Board and the Executive Director of the Board. Executive will make his professional relationships, expertise, and experience available to the Company and devote his best efforts and full business time, skill, and attention to the performance of his duties on behalf of the Company or an affiliated company designated by it. Executive will also be expected to adhere to the general employment policies and practices of the Company that may be in effect from time to time, except that when the terms of this Agreement conflict with the Company’s general employment policies or practices, this Agreement will control. Executive hereby represents that he is not a party to any agreement which would be an impediment to entering into this Agreement and that he is permitted to enter into this Agreement and perform his obligations hereunder. Notwithstanding the foregoing, Executive shall have the right to perform such incidental services in connection with consulting or acting as a board advisor to other companies, but only if such incidental services do not interfere with the performance of Executive’s services hereunder, are not rendered to competitors of the Company and are not rendered to companies that have or may have conflicts of interest with the Company as reasonably determined by the Board, unless otherwise previously approved in writing by the Board.

(b) Duties. As an executive of the Company, Executive herein acknowledges and agrees to execute all common law, statutory, and other fiduciary duties owed to the Company, including the duty of care and loyalty. As a condition of Executive’s employment, Executive further agrees to the terms of the Company’s standard form Covenant Not to Compete, a copy of which is attached hereto as Exhibit A, and the Proprietary Information and Inventions Agreement, a copy of which is attached hereto as Exhibit B. Executive and the Company shall execute and deliver both of such agreements contemporaneously with the execution of this Agreement.

(c) Location of Employment. At the direction of the Board, the Executive may from time to time be asked to travel to various domestic and foreign locations and will use his best efforts to do so, taking account of the impact such travel might have on his personal and family obligations outside of normal working hours. Executive may maintain an office/home office for use during such time as Executive is not physically located in the Company’s principal executive offices. If a local office facility is made available to the Executive it can be used by the Executive as desired.

2. Compensation; Expenses.

(a) Base Salary. In consideration of and as compensation for the services agreed to be performed by Executive hereunder, the Company agrees to pay Executive an initial annual salary of $180,000, in cash, payable in accordance with the Company’s regular bi-monthly payroll schedule (“Base Salary”). In any month in which the Executive shall be employed for less than the entire number of days in such month, the compensation payable under this subsection 2(a) shall be prorated on the basis of the number of days during which the Executive was actually employed divided by the number of days in such month.

(b) Increase. Upon the Company reporting monthly revenue of at least $50,000 for a period of at least three months, the Base Salary will increase to $240,000, in cash, salary paid bi-monthly payable in accordance with the Company’s regular payroll schedule. The Base Salary is a gross amount, and the Company will be required to withhold from such amount deductions with respect to federal, state and local taxes, FICA, unemployment compensation taxes and similar taxes, assessments, or withholding requirements. The Base Salary will be subject to increase at the sole discretion of the Board with annual performance review periods.

(c) Annual Bonus and Equity Incentives. In addition to the salary payable pursuant to subsection 2(a), the Company shall pay to Executive a “target bonus,” payable based on milestones set by the Board of Directors within 30 days after reaching the following milestones:

(i) As an incentive for joining the Company, the Executive shall be awarded an option to purchase 300,000 shares of common stock with an exercise price of $0.20 per share and a three-year maturity. The above-referenced options will vest and become exercisable in 1/12 of the number granted per month during the succeeding 12 months, but, the Executive must still be an employee or consultant of the Company, as more particularly set forth in accordance with the Company’s Nonqualified Stock Option Agreement in the form attached hereto as Exhibit C.

(ii) Upon the Company reporting monthly revenue of $100,000 for six months, Executive shall be awarded a performance stock option of 500,000 common shares with an exercise price of $0.20/share and a three-year maturity.

(iii) Upon the completion of a capital raise of at least $500,000, acceptable to the Board, the Executive shall be awarded a performance stock option to purchase 150,000 shares of common stock with an exercise price of $0.20 share and a three-year maturity.

(iv) Upon the completion of a capital raise of at least $3,000,000, acceptable to the Board, the Executive shall be awarded a performance stock option to purchase 250,000 shares of common stock with an exercise price of $0.20 share and a three-year maturity.

(v) Upon the completion of any strategic acquisition acceptable to the Board, the Executive shall be awarded a performance stock option to purchase 250,000 shares of common stock with an exercise price of $0.20 share and a three-year maturity.

(vi) Executive is eligible for a cash bonus up to two times of Base Salary at the discretion of the Board.

(d) Participation in Benefit Plans. During the Employment Term, Executive shall be entitled to participate in any pension, group insurance, medical hospitalization, annual physical, disability or other similar benefit plan at the Company’s expense, to the extent permitted by law, that may from time to time be adopted by the Board, that is generally available to the other senior executive officers of the Company, except to the extent such participation in any plan would, in the opinion of the Board, alter the intended tax treatment of such plan. The Company shall use commercially reasonable efforts to provide coverage and benefits for Executive and his dependents that are at least as comprehensive and favorable to Executive as the coverage and benefits provided to Executive under his current family benefit plans with no pre-existing condition exclusions for conditions that were covered under such previous employer’s benefit plans. Executive shall have a right under or by virtue of this Agreement to participate in any stock option, stock purchase or other plan relating to shares of capital stock of the Company or its affiliates. If the Company is not able to purchase the above mentioned benefits, the Executive may purchase his own benefits that shall be paid by the Company.

(e) Reimbursement of Expenses. The Company shall reimburse Executive for all reasonable business expenses incurred by Executive on behalf of the Company during the Employment Term, provided that: (i) such expenses are ordinary and necessary business expenses incurred on behalf of the Company, including, without limitation: (1) economy-class travel (or business-class travel for travel over four hours total flight time), meals, and lodging expenses incurred by Executive in connection with travel required of Executive; and (2) fees and dues required to maintain professional licenses and affiliations relevant to Executive’s duties and (ii) Executive provides the Company with itemized accounts, receipts, and other documentation for such expenses as are reasonably required by the Company.

(f) Vacation. During the Term, Executive will be entitled to four weeks of paid vacation per annum. Executive may take vacation prior to its accrual provided that Executive will be obliged to return wages paid for, and the Company may withhold from any amounts owed to Executive, such period if Executive’s service with the Company terminates before such amount has accrued.

3. Term of Employment. The term of employment (the “Term”) means the period commencing on the Effective Date and ending after a period of three years, unless terminated as set forth in section 4.

4. Termination of Employment.

(a) Defined Terms:

(i) “Cause” shall mean any one of the following:

(1) Gross negligence, willful misconduct, or the repeated failure of Executive to perform his duties and responsibilities to the reasonable satisfaction of the Board or any breach by Executive of his fiduciary duties to the Company or any material term of this Agreement; provided that the Company has given the Executive 10 days advance written notice of such failure or breach and such failure remains uncured during the 10-day period; provided further that no such notice or cure period shall be given if such failure or breach is not reasonably susceptible to cure;

(2) the conviction of Executive for a felony or other crime of dishonesty or moral turpitude which is materially injurious to the Company or the commission of an act of fraud against, or the willful misappropriation of material property belonging to, the Company; or

(3) the repeated and intemperate use by Executive of alcohol or drugs; provided that the Company has given the Executive advance written notice that it will terminate Executive for such repeated and intemperate use and such repeated and intemperate use continues.

(ii) “Change in Control” shall mean the occurrence of any of the following events with respect to the Company:

(1) all or substantially all of the assets of the Company are sold or transferred to another corporation or entity; or

(2) the Company is sold, transferred, merged, consolidated, or reorganized into or with another corporation or entity, with the result that upon conclusion of the transaction less than a majority of the outstanding securities entitled to vote generally in the election of directors or other capital interests of the acquiring corporation or entity are owned, directly or indirectly, by the stockholders of the Company immediately prior to the sale, transfer, merger, consolidation, or reorganization.

(iii) “Constructive Termination” shall mean Executive’s voluntary termination within 60 days following Executive’s knowledge of the occurrence of any of the following:

(1) a reduction in Executive’s Base Salary after a Change in Control from that in effect immediately prior to the Change in Control;

(2) a material or substantial reduction or change in job duties, responsibilities and requirements after a Change in Control from Executive’s prior duties, responsibilities and requirements immediately prior to the Change in Control; or

(3) relocation of the Company’s principal executive offices (which shall be the principal place for performance of Executive’s duties with the Company) to a location not conducive to Executive’s desired location.

Notwithstanding the foregoing, a termination shall not be treated as a Constructive Termination if Executive shall have specifically consented in writing to the occurrence of the event giving rise to the claim of Constructive Termination.

(b) Method of Termination. Executive’s employment pursuant to this Agreement and the Term provided for herein shall terminate upon the earlier of the following:

(i) Executive’s death;

(ii) date that written notice is deemed given or made by the Company to Executive that: (1) the Board has reasonably determined that the Executive has become unable to substantially perform his services and duties hereunder because of any physical or mental injury or disability, and that it is reasonably likely that he will not be able to resume substantially performing his services and duties on substantially the terms and conditions as set forth in this Agreement; or (2) the Executive has been unable to substantially perform his services and duties hereunder as a result of any physical or mental injury or disability for either a period of four consecutive months or 12 weeks in any 12-month period;

(iii) upon the Constructive Termination of Executive’s employment with the Company;

(iv) date that written notice is deemed given or made by the Company to Executive of termination for Cause;

(v) Executive’s resignation or voluntary departure as an Executive of the Company other than in a situation that constitutes Constructive Termination;

(vi) date that written notice is deemed given or made by the Company to Executive of Executive’s termination without “cause”; or

(vii) Company has not completed its capital raise and has not started operations that are generating revenues and cash flow by December 31, 2017.

Executive is an “at will” employee, and nothing herein alters Executive’s and the Company’s separate rights to terminate the employment relationship at any time, for any reason, with or without “cause;” but, by way of explanation that this in no way prejudices Executive’s rights, if any, under section 4.

(c) Effect of Termination. Upon the termination of Executive pursuant to subsection 4(b), Executive will not be entitled to any compensation or other rights or benefits from the Company under section 2 of this Agreement (other than pursuant to subsection 4(d) in the event of a termination pursuant to subsection 4(b)(iii) or subsection 4(b)(vi)), except the following:

(i) that portion of the Base Salary and vacation pay accrued, and reasonable business expenses incurred, under section 2 of this Agreement through the effective date of the termination of Executive’s employment with the Company;

(ii) such benefits, if any, as may be required to be provided by the Company under the Comprehensive Omnibus Budget Reconciliation Act (COBRA); and

(iii) severance pay of six months except the event of termination in subsection 4(b)(vii).

(d) Effect of Termination without Cause or Constructive Termination. Upon the termination of Executive pursuant to subsection 4(b)(iii) or subsection 4(b)(vi), in addition to the compensation set forth in subsection 4(c), Executive shall be entitled to his then existing Base Salary and benefits for 12 months from the date of termination, payable in accordance with the Company’s regular payroll schedule.

(e) Resignation as an Officer. In the event Executive’s employment with the Company terminates for any reason, Executive agrees to immediately resign from all officer positions with the Company.

5. At-Will Employment. Executive’s employment with the Company will be “at-will.” This means that either Executive or the Company may terminate Executive’s employment at any time, for any reason or for no reason, upon not less than 30 days’ prior written notice, but, the Company may terminate this Agreement without prior written notice under the following circumstances:

(a) Executive has materially breached the terms hereof;

(b) Executive, in the determination of the Board, has been grossly negligent in the performance of his duties;

(c) Executive has substantially failed to meet written standards established by Employer for the performance of his duties;

(d) Executive has engaged in material willful or gross misconduct in the performance of his duties hereunder; or

(e) a final, nonappealable conviction of, or a plea of guilty or nolo contendere by, Executive to a felony or misdemeanor involving fraud, embezzlement, theft, or dishonesty or other criminal conduct against Employer.

6. Arbitration. To ensure the rapid and economical resolution of disputes that may arise in connection with Executive’s employment with the Company, Executive and the Company agree that any and all disputes, claims, or causes of action, in law or equity, arising from or relating to the enforcement, breach, performance, or interpretation of this Agreement, Executive’s employment with the Company, the termination of Executive’s employment, the Covenant Not to Compete attached hereto as Exhibit A, the Proprietary Information and Inventions Agreement attached hereto as Exhibit B, or the Nonqualified Stock Option attached hereto as Exhibit C shall be resolved, to the fullest extent permitted by law, by final, binding, and confidential arbitration in the county in which the Company’s principal executive offices are located in accordance with the American Arbitration Association’s Commercial Arbitration Rules, with the application of its Expedited Procedures, before a single arbitrator experienced in the industry in which the Company is then principally engaged. The parties expressly agree that prior to the selection of the arbitrator, nothing in this Agreement shall prevent any party from applying to a court that would otherwise have jurisdiction in the premises for provisional or interim legal or equitable relief. Executive acknowledges that by agreeing to this arbitration procedure, both Executive and the Company waive the right to resolve any such dispute through a trial by jury or judge or administrative proceeding. Executive will have the right to be represented by legal counsel at any arbitration proceeding. The arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law, so long as such discovery does not unreasonably delay resolution of the underlying dispute; and (b) issue a written statement signed by the arbitrator regarding the disposition of each claim and the relief, if any, awarded as to each claim, the reasons for the award, and the arbitrator’s essential findings and conclusions on which the award is based. The arbitrator shall be authorized to award all relief that Executive or the Company would be entitled to seek in a court of law. The Company shall pay all the American Arbitration Association arbitration fees in excess of the administrative fees that Executive would be required to pay if the dispute were decided in a court of law. Nothing in this Agreement is intended to prevent either Executive or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration.

7. Miscellaneous.

(a) Interpretation. Section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Except when the context clearly requires to the contrary: (i) all references in this Agreement to designated “Sections” are to the designated sections and other subdivisions of this Agreement; (ii) instances of gender or entity-specific usage (e.g., “his,” “her,” “its,” or “individual”) shall not be interpreted to preclude the application of any provision of this Agreement to any individual or entity; (iii) the word “or” shall not be applied in its exclusive sense, unless the context otherwise requires; (iv) ”including” shall mean that the items listed are illustrative, without any implication that all or even most of the components are mentioned; (v) references to laws, regulations, and other governmental rules (collectively, “rules”), as well as to contracts, agreements, and other instruments (collectively, “instruments”), shall mean such rules and instruments as in effect at the time of determination (taking into account any amendments thereto effective at such time without regard to whether such amendments were enacted or adopted after the Effective Date) and shall include all successor rules and instruments thereto; (vi) references to “$,” “cash,” or “dollars” shall mean the lawful currency of the United States; (vii) references to “federal” shall be to laws, agencies, or other attributes of the United States (and not to any state or locality thereof); (viii) the meaning of the term “foreign” shall be determined by reference to the United States; (ix) if any day specified in this Agreement for any notice, action, or event is not a business day, then the due date for such notice, action, or event shall be extended to the next succeeding business day; (x) references to “days” shall mean calendar days; references to “business days” shall mean all days other than Saturdays, Sundays, and days that are legal holidays in the state of New York; (xi) references to monthly or annual anniversaries shall be to the actual calendar months or years at issue (without taking into account the actual number of days in any such month or year); (xii) days, business days, and times of day shall be determined by reference to local time in New York; and (xiii) whenever in this Agreement a person or group is permitted or required to make a decision in its “discretion” or under a grant of similar authority or latitude, such person or group shall be entitled to consider only such interests and factors as it deems appropriate, in its absolute discretion.

(b) Entire Agreement. This Agreement is the final, complete, and exclusive statement of the parties respecting the subject matter hereof and of the terms and conditions of Executive’s employment with the Company and supersedes and replaces any and all prior agreements or representations with regard thereto, whether written or oral. It is entered into without reliance on any promise or representation other than those expressly contained herein. No modification or amendment to this Agreement or waiver of any rights under this Agreement will be effective unless in writing and signed by Executive and a duly authorized Board member. Any subsequent change or changes in Executive’s duties, salary, or compensation will not affect the validity or scope of this Agreement. As used in this Agreement, the period of Executive’s employment includes any time during which Executive may be retained by the Company as a consultant. The terms, covenants, and conditions of all agreements, if any, between Executive and Medical Intelligence, Ltd., from which the Company acquired certain assets, are hereby merged with and into this Agreement, including any and all amounts or equity interests due Executive pursuant to such agreements, in consideration of the execution of this Agreement by the Company.

(c) Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by the Company and Executive, and their respective successors, assigns, heirs, executors, administrators, and other legal representatives, except that Executive may not assign any of his duties or rights hereunder without the express written consent of the Company.

(d) Severability and Reformation. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed, and enforced as if such invalid, illegal, or unenforceable provisions had never been contained herein.

(e) Governing Law. This Agreement and the terms of Executive’s employment with the Company shall be governed by the laws of the state of Texas as those laws are applied to contracts entered into and to be performed entirely in Texas by Texas residents.

(f) Employment. Nothing in this Agreement or the attached exhibits shall confer any right respecting continuation of Executive’s employment by the Company or interfere in any way with Executive’s right or the Company’s right to terminate Executive’s employment at any time, with or without sound reason.

(g) Survival. The provisions of this Agreement shall survive the termination of Executive’s employment and the assignment of this Agreement by the Company to any successor-in-interest or other assignee.

(h) Waiver. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

(i) Notices. Any notice, demand, request, or other communication permitted or required under this Agreement shall be in writing and shall be deemed to have been given as of the date so delivered, if personally delivered; as of the date so sent, if transmitted by facsimile and receipt is confirmed by the facsimile operator of the recipient; as of the date so sent, if sent by electronic mail and receipt is acknowledged by the recipient; and one day after the date so sent, if delivered by overnight courier service; addressed as follows:

If to the Company, to: Thomas Lindholm, Executive Director

INTREorg Systems, Inc.

2600 E Southlake Blvd., Suite 120-366

Southlake, TX 76902

E-mail: Thomas.lindholm@intreorg.com

If to Executive, to:  David M. Beach

745 Fifth Avenue, Suite 500

New York, NY 10151

Phone: (504) 400-9977

E-mail: clarklondon@mac.com

Each party, by notice duly given in accordance herewith, may specify a different address for the giving of any notice hereunder.

(j) Counterparts; Execution. This Agreement and attached exhibits may be executed in any number of counterparts, each of which shall be an original, but all of which together constitute one instrument. Counterpart signatures of this Agreement and attached exhibits (or applicable signature pages hereof) that are manually signed and delivered by facsimile transmission; by a uniquely marked, computer-generated signature; or by other electronic methods, shall be deemed to constitute signed original counterparts hereof and shall bind the parties signing and delivering in such manner and shall be the same as the delivery of an original.

 IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first written above.

INTREORG SYSTEMS, INC.

Date: April 20, 2017	By: /s/ Thomas E. Lindholm
Thomas E. Lindholm, Executive Director

Date: April 20, 2017	/s/ David M. Beach
DAVID M. BEACH

EXHIBIT A

COVENANT NOT TO COMPETE

 In consideration of engagement by INTREORG SYSTEMS, INC. (the “Company”), and the compensation now and hereafter paid to DAVID M. BEACH (“Executive”), Executive hereby agrees as follows:

1. Prohibited Activities.

(a)     Executive agrees that during the period of his employment by the Company he will not, without the Company’s express written consent, engage in any employment other than for the Company. As used in this Covenant Not to Compete, the period of Executive’s employment includes any time during which he may be retained by the Company as a consultant or advisor.

(b)     Executive agrees that for the period of his employment by the Company and during the Restricted Period (as defined below) he will not: (i) induce any employee of the Company to leave the Company’s employ; or (ii) solicit the business of any client or customer of the Company (other than on the Company’s behalf).

(c)     During the Restricted Period (as defined below) Executive will not, directly or indirectly, anywhere in the Geographic Area (as defined below), own, manage, control, engage in, be employed by, or act as a consultant to any person directly or indirectly engaged in, or maintain any interest in or provide or arrange financing for any person (whether as a manager, director, officer, agent, representative, security holder, equity owner, partner, member, or otherwise) directly or indirectly engaged in, a Competing Business, or any other planned business or activity that has not been approved by the Board, or control or be exclusively employed by a Competing Business, unless approved by the Board during the term of Executive’s employment by the Company; but, Executive may own not more than 15% of any class of publicly traded securities of any legal entity engaged in a Competing Business. “Competing Business” means any business or organization engaged, directly or indirectly, in the design, development, ownership, sale, operation, or provision of shareholder analytics, shareholder compliance, and related consulting services, including internal investor relations and external public relations for micro-cap, and small-cap, and mid-cap market growth companies, whether delivered directly, automatically, or delivered by a stock transfer analytics tool or other software, whether or not a stand-alone product or a product integrated into another product.

(d)     “Restricted Period” means:

(i) in the event of termination for Cause or resignation by Executive, this Covenant Not to Compete shall be in effect for one year following the later of: (1) Executive’s termination of employment; or (2) the last period for which the Company pays Executive’s salary following Executive’s termination of employment; or

(ii) in the event of termination without Cause, this Covenant Not to Compete shall be in effect for 90 days following the later of: (1) Executive’s termination of employment; or (2) the last period for which the Company pays Executive’s salary following Executive’s termination of employment.

(a)      “Geographic Area” means any state of the United States in which the Company has or has had a place of business or an affiliated person offering products or services developed or offered by the Company, prior to the employment of the Executive.

(b)    “Cause” shall mean (in each case following at least one written warning from the Company): (i) Executive’s repeated failure, in the reasonable judgment of the Board, to substantially perform his assigned duties or responsibilities, as reasonably directed or assigned by the Company (other than a failure resulting from Executive’s death or disability); (ii) Executive’s engaging in knowing and intentional illegal conduct that was or is materially injurious to the Company; (iii) Executive’s knowing violation of a federal or state law or regulation directly or indirectly applicable to the Company’s business, which violation was or is reasonably likely to be injurious to the Company; (iv) Executive’s material breach of the terms of any confidentiality agreement, noncompetition agreement, or invention assignment agreement between Executive and the Company; (v) repeated misuse of alcohol, narcotics, or other controlled substances that is materially detrimental to the Company and that materially interferes with Executive’s performance of his duties; (vi) Executive’s conviction of, or entry of a plea of nolo contendere to, a felony or committing any act of moral turpitude or fraud against, or the misappropriation of material property belonging to, the Company; or (vii) termination for cause, whether or not termed as such in Executive’s separate written agreement with the Company.

(c)      In the event that any of the provisions of this section 1 are deemed by a court of law to exceed the time, geographic, or scope limitations permitted by applicable law, then such provisions will be reformed to the maximum time, geographic, or scope limitations, as the case may be, permitted by applicable laws.

2. No Conflicting Obligation. Executive represents that his performance of all the terms of this Covenant Not to Compete shall not conflict with any third-party agreement to which he is a party. Executive has not entered into, and agrees that he will not enter into, any agreement either written or oral in conflict herewith.

3. Legal and Equitable Remedies. Because Executive’s services are personal and unique, the Company shall have the right to enforce this Covenant Not to Compete and any of its provisions by injunction, specific performance, or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Covenant Not to Compete.

4. Notices. Any notice, demand, request, or other communication permitted or required under this Covenant Not to Compete shall be in writing and shall be deemed to have been given as of the date so delivered, if personally delivered; as of the date so sent, if transmitted by facsimile and receipt is confirmed by the facsimile operator of the recipient; as of the date so sent, if sent by electronic mail and receipt is acknowledged by the recipient; and one day after the date so sent, if delivered by overnight courier service; addressed as follows:

If to the Company, to: Thomas Lindholm, Executive Director

INTREorg Systems, Inc.

2600 E Southlake Blvd., Suite 120-366

Southlake, TX 76902

E-mail: Thomas.lindholm@intreorg.com

If to Executive, to:  David M. Beach

745 Fifth Avenue, Suite 500

New York, NY 10151

Phone: (504) 400-9977

E-mail: clarklondon@mac.com

Each party, by notice duly given in accordance herewith, may specify a different address for the giving of any notice hereunder.

5. General Provisions.

(a)      Governing Law. This Covenant Not to Compete shall be governed by the laws of the state of Texas as those laws are applied to contracts.

(b)      Amendment. No modification or amendment to this Covenant Not to Compete, or any waiver of any rights under this Covenant Not to Compete, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in Executive’s duties or compensation will not affect the validity or scope of this Agreement.

(c)      Severability. If one or more of the provisions in this Covenant Not to Compete are deemed unenforceable by law, then such provision will be deemed stricken from this Covenant Not to Compete and the remaining provisions will continue in full force and effect.

(d)      Successors and Assigns. This Covenant Not to Compete will be binding upon Executive’s heirs, executors, administrators, and other legal representatives and will be for the benefit of the Company and its successors and assigns.

(e)     Survival. The provisions of this Covenant Not to Compete shall survive the termination of Executive’s employment and the assignment of this Covenant Not to Compete by the Company to any successor-in-interest or other assignee.

(f)     Employment. Executive agrees and understands that nothing in this Agreement shall confer any right respecting continuation of employment by the Company or interfere in any way with Executive’s right or the Company’s right to terminate Executive’s employment at any time, with or without cause.

(g)      Waiver. No waiver by the Company of any breach of this Covenant Not to Compete shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Covenant Not to Compete shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Covenant Not to Compete.

This Covenant Not to Compete shall be effective as of the Effective Date, namely: April 1, 2017.

I have read this covenant not to compete carefully and understand its terms.

Date: April 20, 2017	/s/ David M. Beach
DAVID M. BEACH
745 Fifth Avenue, Suite 500
New York, NY 10151
Phone: (504) 400-9977
E-mail: clarklondon@mac.com

ACCEPTED AND AGREED TO:

INTREorg Systems, Inc.

By: /s/ Thomas E. Lindholm

Name: Thomas E. Lindholm

Title: Executive Director

EXHIBIT B

PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

 In consideration of engagement by INTREORG SYSTEMS, INC. (the “Company”), and the compensation now and hereafter paid to DAVID M. BEACH (“Executive”), Executive hereby agrees as follows:

1. Proprietary Rights and Information.

(a) Recognition of Company’s Rights; Nondisclosure. At all times during the term of his employment and thereafter (as used in this Proprietary Information and Inventions Agreement, the term of Executive’s employment includes any time during which he may be retained by the Company as an advisor or consultant), Executive will hold in strictest confidence and will not disclose, use, lecture upon, or publish any of the Company’s Proprietary Information (defined below), except as such disclosure, use, or publication may be required in connection with his work for the Company or unless his supervisor expressly authorizes such in writing. Executive hereby assigns to the Company any rights he may have or acquire in such Proprietary Information and recognizes that all Proprietary Information shall be the sole property of the Company and its assigns and the Company and its assigns shall be the sole owner of all trade secret rights, patent rights, copyrights, mask work rights, and all other rights throughout the world (collectively, “Proprietary Rights”) in connection therewith.

(b) Definitions. The term “Proprietary Information” shall mean trade secrets, confidential knowledge, data, or any other proprietary information of the Company. By way of illustration but not limitation, “Proprietary Information” includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs, and techniques (hereinafter collectively referred to as “Inventions”);

2. Third-party Information. Executive understands, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information (“Third-party Information”) subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of his employment and thereafter, Executive will hold Third-party Information in the strictest confidence and will not disclose (to anyone other than the Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with Executive’s work for the Company, Third-party Information unless expressly authorized by Executive’s Board of Directors.

3.      Assignment of Inventions.

(a)      Assignment. Executive hereby assigns to the Company all his right, title, and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable (including business process patents) or registrable under copyright or similar statutes, made, conceived, reduced to practice, or learned by Executive, either alone or jointly with others, during the period of his employment with the Company that are related to or useful in the business of the Company; result from tasks assigned to Executive by the Company; or result from the use of premises leased, owned, or contracted for by the Company. Inventions assigned to or as directed by the Company by this section 3 are hereinafter referred to as “Company Inventions.” Executive recognizes that this Proprietary Information and Inventions Agreement does not require assignment of any invention that he developed entirely on his own time without using the Company’s equipment, supplies, facilities, or trade secret information.

(b)      Works for Hire. Executive acknowledges that all original works of authorship that are made by him (solely or jointly with others) within the scope of his employment and that are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act (17 U.S.C. Section 101).

(c)      Enforcement of Proprietary Rights.

(i) Executive will assist the Company in every proper way to obtain and from time to time enforce United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end, Executive will execute, verify, and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining, and enforcing such Proprietary Rights and the assignment thereof. In addition, Executive will execute, verify, and deliver assignments of such Proprietary Rights to the Company or its designee. Executive’s obligation to assist the Company respecting Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of his employment, but the Company shall compensate Executive at a reasonable rate after his termination for the time actually spent by him at the Company’s request on such assistance.

(ii) In the event the Company is unable for any reason, after reasonable effort, to secure Executive’s signature on any document needed in connection with the actions specified in the preceding paragraph, Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his agent and attorney-in-fact, which appointment is coupled with an interest, to act for and in his behalf to execute, verify, and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by Executive. Executive hereby waives and quit-claims to the Company any and all claims, of any nature whatsoever, that he now has or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

(d)      Obligation to Keep the Company Informed.

(i) During the period of his employment and for six months after termination of his employment with the Company, Executive will promptly disclose to the Company fully and in writing all Inventions authored, conceived, or reduced to practice by him, either alone or jointly with others. In addition, Executive will promptly disclose to the Company all patent applications filed by him or on his behalf within a year after termination of employment.

(ii) Executive agrees to keep and maintain adequate and current records (notes, sketches, drawings, and any other form that may be required by the Company) of all Proprietary Information developed by him and all Inventions made by him during the period of his employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

4. Prior Inventions. Inventions, if any, patented or unpatented, that Executive made prior to the commencement of his employment with the Company are excluded from the scope of this Proprietary Information and Inventions Agreement.

5. No Improper Use of Materials. During his employment by the Company, Executive will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom he has an obligation of confidentiality, and Executive will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom he has an obligation of confidentiality unless consented to in writing by that former employer or person. Executive will use in the performance of his duties only information that is generally known and used by persons with training and experience comparable to his own, common knowledge in the industry or otherwise legally in the public domain, or otherwise provided or developed by the Company.

6. No Conflicting Obligation. Executive represents that his performance of all the terms of this Proprietary Information and Inventions Agreement and as an employee of the Company does not and will not breach any agreement to keep information acquired by him in confidence or in trust prior to his employment by the Company. Executive has not entered into, and agrees that he will not enter into, any agreement either written or oral in conflict herewith.

7. Return of Company Documents. When Executive leaves the employ of the Company, he will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof in all formats, and any other material containing or disclosing any Company Inventions, Third-party Information, or Proprietary Information. Executive further agrees that any property situated on the Company’s premises and owned by the Company, including devices, disks and other storage media, filing cabinets, or other work areas, is subject to inspection by the Company personnel at any time with or without notice. Prior to leaving, Executive will cooperate with the Company in completing and signing the Company’s termination statement for technical and management personnel.

8. Legal and Equitable Remedies. Because Executive’s services are personal and unique and because he may have access to and have become acquainted with the Proprietary Information, the Company shall have the right to enforce this Proprietary Information and Inventions Agreement and any of its provisions by injunction, specific performance, or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Proprietary Information and Inventions Agreement.

9. Notices. Any notice, demand, request, or other communication permitted or required under this Proprietary Information and Inventions Agreement shall be in writing and shall be deemed to have been given as of the date so delivered, if personally delivered; as of the date so sent, if transmitted by facsimile and receipt is confirmed by the facsimile operator of the recipient; as of the date so sent, if sent by electronic mail and receipt is acknowledged by the recipient; and one day after the date so sent, if delivered by overnight courier service; addressed as follows:

If to the Company, to: Thomas Lindholm, Executive Director

INTREorg Systems, Inc.

2600 E Southlake Blvd., Suite 120-366

Southlake, TX 76902

E-mail: Thomas.lindholm@intreorg.com

If to Executive, to:  David M. Beach

745 Fifth Avenue, Suite 500

New York, NY 10151

Phone: (504) 400-9977

E-mail: clarklondon@mac.com

Each party, by notice duly given in accordance herewith, may specify a different address for the giving of any notice hereunder.

10. General Provisions.

(a)      Governing Law. This Proprietary Information and Inventions Agreement shall be governed by the laws of the state of Texas as those laws are applied to contracts.

(b)      Entire Agreement. No modification or amendment to this Proprietary Information and Inventions Agreement or any waiver of any rights under this Proprietary Information and Inventions Agreement will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in Executive’s duties or compensation will not affect the validity or scope of this Proprietary Information and Inventions Agreement. As used in this Proprietary Information and Inventions Agreement, the period of Executive’s employment includes any time during which he may be retained by the Company as a consultant.

(c)      Severability. If one or more of the provisions in this Proprietary Information and Inventions Agreement are deemed unenforceable by law, then such provision will be deemed stricken from this Proprietary Information and Inventions Agreement and the remaining provisions will continue in full force and effect.

(d)      Successors and Assigns. This Proprietary Information and Inventions Agreement will be binding upon Executive’s heirs, executors, administrators, and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

(e)      Survival. The provisions of this Proprietary Information and Inventions Agreement shall survive the termination of Executive’s employment and the assignment of this Proprietary Information and Inventions Agreement by the Company to any successor-in-interest or other assignee.

(f)      Employment. Executive agrees and understands that nothing in this Proprietary Information and Inventions Agreement shall confer any right respecting continuation of his employment by the Company or interfere in any way with his right or the Company’s right to terminate his employment at any time, with or without Sound Reason.

(g)      Waiver. No waiver by the Company of any breach of this Proprietary Information and Inventions Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Proprietary Information and Inventions Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Proprietary Information and Inventions Agreement.

 This Proprietary Information and Inventions Agreement shall be effective as of the Effective Date, namely: April 1, 2017.

 EXECUTIVE UNDERSTANDS THAT THIS PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT AFFECTS HIS RIGHTS TO INVENTIONS HE MAKES DURING HIS EMPLOYMENT AND RESTRICTS HIS RIGHT TO DISCLOSE OR USE THE COMPANY’S CONFIDENTIAL INFORMATION DURING OR SUBSEQUENT TO HIS EMPLOYMENT.

 ADVISER HAS READ THIS PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT CAREFULLY AND UNDERSTANDS ITS TERMS.

Date: April 20, 2017	/s/ David M. Beach
DAVID M. BEACH
745 Fifth Avenue, Suite 500
New York, NY 10151
Phone: (504) 400-9977
E-mail: clarklondon@mac.com

ACCEPTED AND AGREED TO:

INTREorg Systems, Inc.

By: /s/ Thomas E. Lindholm

Name: Thomas E. Lindholm

Title: Executive Director

EXHIBIT C

INTREORG SYSTEMS, INC.

Nonqualified Stock Option

It is important that you retain this document. This original Nonqualified Stock Option must be delivered to the Company on exercise or transfer of the Option.

THE SECURITIES REPRESENTED BY THIS OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

This Option and the common stock issuable on exercise of this Option are subject to substantial restrictions on transfer as set forth herein.

 THIS NONQUALIFIED STOCK OPTION (“Option”) is granted effective this ____ day of ________________________ (the “Date of Grant”), by INTREORG SYSTEMS, INC., a Texas corporation (the “Company”) to DAVID M. BEACH (“Optionee”).

1. Grant of Option. The Company hereby irrevocably grants to Optionee the right and option to purchase all or any part of an aggregate of __________ shares of common stock, par value $0.001, of the Company (the “Shares”), on the terms and conditions hereinafter set forth in this Option.

2. Exercise Price. The exercise price of this Option shall be $0.20 per Share (the “Exercise Price”).

3. Term of Option.

(a) Except as otherwise provided in this Option, the right to exercise this Option shall vest as to 1/12th of the Shares specified in Section 1 above on the last day of the month succeeding the Date of Grant, and as to an additional 1/12th of the Shares on the last day of each successive month thereafter until fully vested for 100% of such Shares, provided that on each such monthly anniversary date Optionee is then a full-time employee or consultant of the Company, as determined by the Company’s board of directors (the “Board”). In the event of a Liquidity Transaction, except to the extent expressly prohibited by any Applicable Law or regulation, this Option shall automatically vest and be deemed exercised immediately before the Liquidity Transaction, without regard to the amount of time that has passed since the Date of Grant and shall be converted into the right to receive an amount of cash, without interest, equal to the excess, if any, of the price per Share paid in connection with the Liquidity Transaction over the Exercise Price, as and when payable in accordance with the Liquidity Transaction. “Liquidity Transaction” means: (i) the sale, lease, transfer, conveyance, or other disposition, in one transaction or a series of related transactions, of all or substantially all of the assets of the Company to an independent third party; (ii) a transaction or series of transactions (including by way of merger, consolidation, recapitalization, reorganization, or sale of stock) the result of which is that, after giving effect to the transaction, the Company is no longer the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the Securities Exchange Act of 1934), directly or indirectly through one or more intermediaries, of more than 50% of the voting power of the outstanding voting securities of the entity; or (iii) a transaction or series of transactions (including by way of merger, consolidation, recapitalization, reorganization, or sale of securities) the result of which is that, after giving effect to such transaction, the stockholders immediately before the transaction are no longer, in the aggregate, the “beneficial owners” (as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the Securities Exchange Act of 1934), directly or indirectly through one or more intermediaries, of more than 50% of the voting power of the outstanding voting securities of the Company. “Applicable Law” means the applicable requirements relating to Texas corporate laws, U.S. federal and state securities laws, the Internal Revenue Code, the rules of any stock exchange or quotation system on which the Shares are listed or quoted, and the applicable laws of any other country or jurisdiction whose residents are granted stock options and stock grants by the Company. If Optionee’s employment or service with the Company terminates upon Optionee’s death, retirement after 15 years of service (six years in the case of directors), disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code or such longer period or more restrictive requirements provided in any agreement between Optionee and the Company), or due to the Company’s breach of any employment agreement with Optionee or unauthorized significant change in the scope or nature of Optionee’s duties as provided therein, except to the extent expressly prohibited by any Applicable Law, all unvested Options shall automatically vest and become immediately exercisable.

(b) This Option shall expire on the third anniversary of the Date of Grant, unless otherwise provided herein.

4. Stockholder’s Rights. Optionee shall have the rights of a stockholder only for Shares for which he has fully paid under this Option.

5. Persons Entitled to Exercise; Prohibited Transfers and Encumbrances. During Optionee’s lifetime, unless expressly waived by the Company, this Option can only be exercised by Optionee, and neither this Option nor any right hereunder can be transferred other than by testamentary disposition or the laws of descent and distribution; provided that, if so determined by the Board, Optionee may, in a manner established by the Board, designate a beneficiary to exercise the rights of Optionee for any Option upon the death of Optionee and to receive Shares or other property issued or delivered under the Option. Neither this Option nor any right hereunder shall be subject to lien, attachment, execution, or similar process. In the event of any alienation, assignment, pledge, hypothecation, or other transfer of this Option or any right hereunder, or in the event of any levy, attachment, execution, or similar process, other than as provided herein, this Option and all rights granted hereunder shall be immediately null and void.

6. Adjustment of Exercise Price and Number of Shares. The number of Shares subject to this Option shall be adjusted to take into account any stock split, stock dividend, or recapitalization of the Company’s common stock.

7. Notice of Certain Events. In the event of:

(a) any taking by the Company of a record of the holders of any class of securities of the Company for the purpose of determining the holders thereof that are entitled to receive any dividends or other distribution or any right to subscribe for, purchase, or otherwise acquire any shares of stock of any class or any other securities, property, or rights;

(b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any transfer of all or substantially all of the assets of the Company to any other person, or any consolidation, share exchange, or merger involving the Company; or

(c) any voluntary or involuntary dissolution, liquidation, or winding up of the Company;

the Company will mail to Optionee, at least 20 days before the earliest date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of the dividend, distribution, or right; the amount and character of the dividend, distribution, or right; or the date on which any such reorganization, reclassification, transfer, consolidation, share exchange, merger, dissolution, liquidation, or winding up of the Company will occur and the terms and conditions of the transaction or event.

8. Method of Exercise.

(a) This Option may be exercised, in accordance with all of the terms and conditions set forth in this Option, by delivery of this Option together with a notice of exercise, the form of which is attached hereto as Exhibit A and incorporated herein by this reference, indicating the number of Shares that Optionee then elects to purchase and full payment of the Exercise Price for the Shares. The Exercise Price for the Shares may be paid: (i) in cash or its equivalent; or (ii) through any other method approved by the Board in its sole discretion.

(b) As soon as practicable after receipt by the Company of the notice and of payment in full of the Exercise Price of all the Shares exercised pursuant to the Option, a certificate or certificates representing the Shares that have been paid for shall be issued in the name of Optionee, or if Optionee shall so request in the notice exercising the Option, in the name of Optionee and another person jointly, with right of survivorship. To the extent required by the terms of this Option, all Shares shall be issued only upon receipt by the Company of Optionee’s representation that the Shares are purchased for investment and not with a view to distribution thereof. If this Option is not exercised for all Shares subject hereto, Optionee shall be entitled to receive a similar Option of like tenor covering the number of Shares for which this Option shall not have been exercised.

9. Availability of Common Stock. During the term of this Option, the Company shall, at all times, keep available that number of shares of common stock required to satisfy the Option.

10. Limitation on Exercise.

(a) If the Board, in its sole discretion, shall determine that it is necessary or desirable to list, register, or qualify the Shares under any state or federal law, this Option may not be exercised, in whole or part, until the listing, registration, or qualification shall have been obtained free of any conditions not acceptable to the Board.

(b) In the event that Optionee is terminated from his relationship with the Company at any time for Cause, as defined in the Executive Employment Agreement between Optionee and the Company, then further vesting of all unvested Options shall immediately terminate as of the date of the termination. Notwithstanding the foregoing, Optionee shall not be deemed to have been terminated for Cause, without: (i) reasonable notice to Optionee setting forth the reasons for the Company’s intention to terminate for Cause; and (ii) delivery to Optionee of written notice of termination setting forth the finding that in the good faith opinion of the Board that Optionee was guilty of Cause and specifying the particulars thereof in detail. The Board may, in its discretion, waive all or part of the provisions of this paragraph for Optionee with regard to the facts and circumstances of any particular situation involving a determination under this paragraph.

(c) This Option shall terminate three months after termination of Optionee’s employment or other relationship with the Company.

11. No Right of Employment. Nothing contained in this Option shall be construed as conferring any right to continue or remain as an officer, director, or employee of the Company.

12. Restrictions on Transfer. In addition to the restrictions on transfer in Section 5, this Option and the Shares (collectively referred to as the “Securities”) are subject to registration under the Securities Act of 1933, as amended (the “Securities Act”), and any applicable state securities statutes. Optionee acknowledges that unless a registration statement respecting the Securities is filed and declared effective by the U.S. Securities and Exchange Commission and the appropriate state governing agency, the Securities have been, or will be, issued in reliance on specific exemptions from the registration requirements for transactions by an issuer not involving a public offering and specific exemptions under state statutes. Any disposition of the Securities may, under certain circumstances, be inconsistent with such exemptions. The Securities may be offered for sale, sold, or otherwise transferred only: (a) if registered under the Securities Act, and in some cases, under the applicable state securities statutes; or (b) if not registered, pursuant to an exemption from the registration requirements and only after Optionee provides an opinion of counsel or other evidence satisfactory to the Company to the effect that registration is not required. In some states, specific conditions must be met or approval of the securities regulatory authorities may be required before any such offer or sale. The Company is under no obligation to register the Securities with the U.S. Securities and Exchange Commission or any state agency. If Rule 144 is available (and no assurance is given that it will be), only routine sales of the Shares in limited amounts can be made as determined and in accordance with the terms and conditions of Rule 144. The Company is under no obligation to make Rule 144 available. In the event Rule 144 is not available, compliance with Regulation A or some other disclosure exemption may be required before Optionee can sell, transfer, or otherwise dispose of the Securities without registration. The Company and its registrar and transfer agent will maintain a stop-transfer order against the transfer of the Securities, and this Option and any other certificate or agreement representing the Securities is subject to the following legend:

The securities represented by this [Option, agreement, or certificate] have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act. The securities have been acquired for investment and may not be sold or transferred without complying with Rule 144 in the absence of an effective registration or other compliance under the Securities Act.

The Company may refuse to transfer the Securities to any transferee who does not furnish in writing to the Company the same representations and warranties set forth in this section and agree to the same conditions respecting such Securities as are set forth herein. The Company may further refuse to transfer the Securities if certain circumstances are present reasonably indicating that the proposed transferee’s representations are not accurate. In any event, the Company may refuse to consent to any transfer in the absence of an opinion of legal counsel, satisfactory to and independent of counsel of the Company, that the proposed transfer is consistent with the above conditions and applicable securities laws.

13. Withholding.

(a) To the extent required by Applicable Law, Optionee shall be required to satisfy, in a manner satisfactory to the Company any withholding tax obligations that arise by reason of the Option exercise or vesting. The Company shall not be required to issue or deliver Shares, make any payment, or recognize the transfer or disposition of Shares until such obligations are satisfied. Except to the extent the obligations are paid in cash, the Board shall permit and may require these obligations to be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued or delivered to Optionee upon exercise of the Option or by tendering shares of common stock previously acquired, in each case, having a fair market value on the day preceding the date of vesting or settlement equal to the minimum amount required to be withheld or paid.

(b) If authorized by the Board upon request by Optionee, the Company may defer payment of the withholding obligation for a reasonable period, but in no event beyond the due date specified by the Internal Revenue Code or the regulations promulgated thereunder for the deposit of such withholding, to allow Optionee an opportunity to sell Shares issuable on the exercise of this Option. In the event of a deferral, Optionee hereby grants to the Company a continuing security interest in such Shares and all proceeds thereof and appoints the Company’s President, and any successor thereto, as attorney-in-fact to sell the number of Shares and collect the proceeds therefrom as may be necessary, in the opinion of the Company, to satisfy all obligations for the payment of the taxes.

(c) The Company may withhold from any compensation or other amount owing to Optionee the amount (in cash, common stock, or other property as the Company may determine) of the withholding obligation.

In all events, delivery of the Shares issuable on exercise of this Option shall be conditioned upon and subject to the satisfaction or making provision for the satisfaction of the withholding obligation of the Company resulting from the exercise of this Option. The Company is hereby further authorized to take such other action as may be necessary, in the opinion of the Company, to satisfy all obligations for the payment of such taxes.

14. Validity and Construction. The validity and construction of this Option shall be governed by the laws of the state of Texas.

 EFFECTIVE as of the date first above written.

INTREORG SYSTEMS, INC.

By: _________________________________

Name: _______________________________

Its: __________________________________

Agreed and Accepted:

OPTIONEE:

DAVID M. BEACH

745 Fifth Avenue, Suite 500

New York, NY 10151

Phone: (504) 400-9977

E-mail: clarklondon@mac.com

Exhibit A

Form of Exercise

(to be signed only upon exercise of Option)

TO: INTREORG SYSTEMS, INC.

 The undersigned, the owner of the attached Option, hereby irrevocably elects to exercise the purchase rights represented by the Option for, and to purchase thereunder, __________ shares of common stock of INTREorg Systems, Inc. Enclosed is payment in the amount of $_______, the exercise price of the shares to be acquired, in the form of [insert description of manner of payment] ______________________________________________________________________________. Please have the certificate(s) registered in the name of ______________________________________________, social security no. ________________ and delivered to the following address: _____________________ ____________________________________________________________________________________. If this exercise does not include all of the shares covered by the attached Option, please deliver a new Option of like tenor for the balance of the shares to the undersigned at the foregoing address.

 DATED this ____ day of _____________________.

 __________________________________

 Signature of Optionee

 (Signature must be guaranteed by a bank

 or securities broker-dealer)

Signature Guarantee:

__________________________________